Exhibit 31.4
CHIEF FINANCIAL OFFICER CERTIFICATION
I, Paul Beldin, certify that:
1.I have reviewed this annual report on Form 10-K/A of Apartment Income REIT, L.P.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2024

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer